Exhibit 99.1

October 5, 2017

Pareteum Corporation Announces Pricing of Public Offering of up to 1,495,000 shares of Common Stock

New York, New York/ACCESSWIRE, October 5, 2017 - Pareteum Corporation (NYSE American: TEUM), (“Pareteum” or the “Company”), the rapidly growing mobile Cloud Communications Platform company, today announced that it has priced a best efforts registered public offering of up to an aggregate of 1,495,000 shares of the Company's common stock at a price to the public of $1.05 per share. The offering is expected to close on or about October 10, 2017, subject to the satisfaction of customary closing conditions.

Dawson James Securities, Inc. is acting as exclusive placement agent for the offering.

The aggregate gross proceeds of the offering are anticipated to be up to $1,569,750. After deducting the placement agent's commission and other estimated offering expenses payable by the Company, the net proceeds to the Company are anticipated to be up to approximately $1.4 million. Pareteum intends to use the net proceeds from the offering, if completed, for working capital and general corporate purposes.

The shares are being offered pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-213575), that was previously filed with the Securities and Exchange Commission (SEC) and declared effective on November 14, 2016. The securities may be offered only by means of a prospectus. The prospectus has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov. The prospectus and a preliminary prospectus supplement related to the offering have been filed with the SEC, and a final prospectus supplement related to the offering will be filed with the SEC, and are available on the SEC's website located at http://www.sec.gov and may also be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, mmaclaren@dawsonjames.com or toll free at 866.928.0928.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pareteum Corporation

The mission of Pareteum Corporation (NYSE American:TEUM) is to connect ''every person and everything.'' Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. By harnessing the value of communications, Pareteum serves retail, enterprise and IoT customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain and the Netherlands. For more information please visit: www.pareteum.com.

Forward-Looking Statements

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect Pareteum Corporation's current expectations concerning future events and results. We generally use the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in "Item 1A - Risk Factors" and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

Pareteum Investor Relations Contact:

Ted O'Donnell

Chief Financial Officer

(212) 984-1096

InvestorRelations@pareteum.com